Exhibit 11.1

                          MIRAVANT MEDICAL TECHNOLOGIES
              Statement Regarding Computation of Net Loss Per Share
                                   (Unaudited)


                                                             Three months ended                     Six months ended
                                                                  June 30,                             June 30,

                                                         1998                1997                1998               1997
                                                   -----------------   -----------------   ------------------ ------------------

Basic
Net loss.........................................   $   (9,064,000)     $   (5,736,000)    $    (16,981,000)  $     (11,173,000)
                                                   =================   =================   ================== ==================

Weighted average common shares outstanding.......       14,104,004          12,365,451           14,102,940          12,368,328
                                                   =================   =================   ================== ==================
Net loss per share...............................  $         (0.64)     $        (0.46)    $          (1.20)  $           (0.90)
                                                   =================   =================   ================== ==================



Diluted
Net loss.........................................   $   (9,064,000)     $   (5,736,000)    $    (16,981,000)  $     (11,173,000)
                                                   =================   =================   ================== ==================

Weighted average common shares outstanding.......       14,104,004          12,365,451           14,102,940          12,368,328
                                                   =================   =================   ================== ==================
Net loss per share...............................  $         (0.64)     $        (0.46)    $          (1.20)  $           (0.90)
                                                   =================   =================   ================== ==================


